                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[X] Preliminary proxy statement      [ ] Confidential, for Use of the Commission
[ ] Definitive proxy statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE HUNTINGTON FUNDS
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [X]      No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies: ________

                  (2) Aggregate number of securities to which transaction applies: ________

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ________

                  (4)      Proposed maximum aggregate value of transaction:
                           _________

                  (5)      Total fee paid: _______

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid: _____________

                  (2)      Form, schedule or registration statement no.:
                           ____________

                  (3)      Filing party: __________

                  (4)      Date filed: __________

                              THE HUNTINGTON FUNDS

                           Florida Tax-Free Money Fund

                              41 South High Street
                              Columbus, Ohio 43287
                            Telephone: 1-800-253-0412

                                  May 30, 2000

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of the Huntington Florida Tax-Free Money Fund (the "Fund") to be held at the offices of SEI Investments Mutual Fund Services, One Freedom Valley Road, Oaks, Pennsylvania 19456, on Wednesday, June ___, 2000, at 10:00 a.m., local time.

         As you may recall, on October 29, 1999, Fort Washington Investment Advisors, Inc. ("Fort Washington") purchased all of the stock of Countrywide Financial Services, Inc. ("CFS"), the parent company of the Fund's sub-adviser, Countrywide Investments, Inc. ("Countrywide"). As a result of this transaction, Countrywide became an indirect subsidiary of Fort Washington and part of The Western-Southern Enterprise, a dynamic group of financial services companies owned by The Western and Southern Life Insurance Company of Cincinnati, Ohio.

         Effective May 1, 2000, Countrywide's investment advisory personnel and operations responsible for the Fund will be reorganized into Fort Washington. As a full-service registered investment advisory firm, Fort Washington offers professional and comprehensive investment management services for foundations and endowments, corporate pension funds, insurance companies, mutual funds, colleges and universities, religious organizations and high net worth individuals. As of December 31, 1999, Fort Washington had assets under management exceeding $12.9 billion.

         We view this reorganization as very positive for a number of reasons. The extensive resources of Fort Washington will become more accessible to the Fund. Moreover, it is anticipated that there will be no material change in the investment strategies employed or investment professionals assigned to the Fund.

         Under the Investment Company Act of 1940, the sub-advisory agreement for the Fund between The Huntington National Bank and Countrywide was automatically terminated on May 1, 2000 as a result of this reorganization. In anticipation of this result, the Board of Trustees of The Huntington Funds approved an interim sub-advisory agreement with Fort Washington which took effect as of May 1, 2000. This interim sub-advisory agreement will remain in effect until September 28, 2000 or until the shareholders of the Fund approve a new sub-advisory agreement with Fort Washington, whichever is earlier. Accordingly, we are asking you to approve a new sub-advisory agreement with Fort Washington. THE ADVISORY FEES CHARGED TO YOUR FUND WILL NOT CHANGE IF YOU APPROVE THE NEW SUB-ADVISORY AGREEMENT.

         If shareholders approve the proposed new sub-advisory agreement, Fort Washington will serve as sub-adviser under the new agreement effective as of the date of the shareholder vote. In the event that shareholders do not approve the new sub-advisory agreement, Huntington will consider alternative arrangements.

         The Board of Trustees has given full and careful consideration to this matter and has concluded that the proposal is in the best interests of the Fund and its shareholders. The Board of Trustees therefore recommends that you vote "FOR" the proposal.

         Your vote is important. To assure your representation at the meeting, please vote by signing and dating the enclosed proxy and returning it promptly in the accompanying envelope, whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person. PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

                                                  Very truly yours,



                                                  Mark Nagle
                                                  President

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. TO SAVE THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY PROMPTLY.


                              THE HUNTINGTON FUNDS
                           Florida Tax-Free Money Fund

                              41 South High Street
                              Columbus, Ohio 43287
                            Telephone: 1-800-253-0412

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               AND PROXY STATEMENT
                          TO BE HELD ON JUNE ___, 2000


To the Shareholders:

         You are invited to attend a special meeting of shareholders of the Huntington Florida Tax-Free Money Fund (the "Fund"). The special meeting will be held at the offices of SEI Investments Mutual Fund Services, One Freedom Valley Road, Oaks, Pennsylvania 19456, on Wednesday, June 7, 2000, at 10:00 a.m., local time, for the following purposes:

         1. To approve or disapprove a new sub-advisory agreement between The Huntington National Bank and Fort Washington Investment Advisors, Inc. to become effective upon shareholder approval. There will be no change in the fees payable by the Fund as a result of approval of the new sub-advisory agreement.

         2. To act on any other matters that may properly come before the special meeting or at any adjournment thereof.

         THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF TRUSTEES (THE "TRUSTEES") OF THE HUNTINGTON FUNDS (THE "TRUST") FOR VOTING AT THE SPECIAL MEETING AND AT ANY AND ALL ADJOURNMENTS THEREOF. This proxy statement was first mailed to shareholders on or about May 30, 2000.

         Only the shareholders of the Fund will vote at the special meeting. The Board of Trustees recommends an affirmative vote on Item 1 by the shareholders of the Fund. The vote required to approve Item 1 is described under the section of this proxy statement entitled "Outstanding Shares and Voting Requirements."

         The Trustees have fixed the close of business on May 9, 2000 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the special meeting.

Because the proposed new sub-advisory agreement affects both the holders of Investment A Shares (formerly known as Investment Shares) and the holders of Trust Shares of the Fund on an identical basis, shares of both classes of the Fund will vote together as a single class on Item 1 at the meeting. As of the record date, the aggregate number of Investment A Shares (formerly known as Investment Shares) and Trust Shares of the Fund issued and outstanding was as follows:

         Investment A Shares                16,394,761.45 shares
         Trust Shares                       22,766,252.92 shares

PRINCIPAL SHAREHOLDERS

         At May 9, 2000, the following persons owned of record 5% or more of the outstanding voting shares of the Fund (for this purpose, Investment A Shares and Trust Shares have been aggregated, since both classes of each series will vote as a group):


                                           NUMBER OF        PERCENT OF COMBINED
NAME AND ADDRESS OF RECORD HOLDER        SHARES OWNED          SHARES OWNED
Huntington National Bank,
    as Trustee
41 South High Street
Columbus, Ohio  43215-6101               22,766,252.92            58.13%
Huntington National Bank,
    FBO Private Banking Accounts
41 South High Street
Columbus, Ohio  43215                    16,095,256.03            41.10%

                        PROPOSAL TO APPROVE OR DISAPPROVE
                           NEW SUB-ADVISORY AGREEMENT

BACKGROUND

         The Fund is advised by The Huntington National Bank ("Huntington"), located at 41 South High Street, Columbus, Ohio 43215, pursuant to an investment advisory agreement approved by the Trustees on October 21, 1998 and by the initial shareholder on January 6, 1999, and restated on April 30, 2000. Under the terms of the investment advisory agreement, subject to the supervision and direction of the Trustees, Huntington is responsible for providing a continuous program for the Fund, including, but not limited to, investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. For its services to the Fund, effective April 30, 2000, the Trustees approved a reduction in fees paid to Huntington under the investment advisory agreement. Under the restated agreement, Huntington receives an annual fee based on the average daily net assets of the Fund of: 0.30% up to $500 million; 0.25% from $500 million to $1 billion;

and 0.20% over $1 billion. Prior to April 30, 2000, Huntington earned an annual fee based on the average daily net assets of the Fund of: 0.50% up to $100 million; 0.45% from $100 million to $200 million; 0.40% from $200 million to $300 million; and 0.375% over $300 million.

         Countrywide Investments, Inc. ("Countrywide") served as the sub-adviser to the Fund from the inception of the Fund through October 29, 1999 pursuant to a sub-advisory agreement with Huntington (the "Initial Countrywide Sub-Advisory Agreement") which was approved by the Trust's Board of Trustees, including a majority of the Trustees who are not interested persons, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of Countrywide or the Trust (the "Independent Trustees"), on October 21, 1998, and by the initial shareholder of the Fund on January 6, 1999.

         Following the automatic termination of the Initial Sub-Advisory Agreement as a result of the sale of stock by Countrywide's parent company, Countrywide Financial Services, Inc. ("CFS"), to Fort Washington Investment Advisors, Inc. ("Fort Washington") on October 29, 1999, Countrywide continued to serve as sub-adviser to the Fund pursuant to a new sub-advisory agreement with Huntington (the "Second Sub-Advisory Agreement") which was approved by the Trust's Board of Trustees, including a majority of the Independent Trustees, on October 1, 1999, and by a majority of the outstanding voting securities of the Fund on October 27, 1999.

         On May 1, 2000, the investment advisory personnel and operations of Countrywide were reorganized into Fort Washington. Under the 1940 Act, a transaction which results in a change of control or management of an investment adviser may be deemed an "assignment." The 1940 Act further provides that an investment advisory agreement will automatically terminate in the event of its assignment. The reorganization of Countrywide constituted a "change in control" of Countrywide for purposes of the 1940 Act and, as a result, the Second Sub-Advisory Agreement was automatically terminated.

         On April 26, 2000, the Trust's Board of Trustees approved an interim sub-advisory agreement (the "Interim Sub-Advisory Agreement") pursuant to which, in accordance with Rule 15a-4 under the 1940 Act, Fort Washington may serve as the sub-adviser to the Fund until the earlier of September 28, 2000, or until a new sub-advisory agreement between Huntington and Fort Washington is approved by a majority of the outstanding voting securities of the Fund.

THE COUNTRYWIDE SUB-ADVISORY AGREEMENTS

         As described above, Countrywide served as the sub-adviser to the Fund until May 1, 2000. Under both the Initial Sub-Advisory Agreement and the Second Sub-Advisory Agreement, Countrywide provided to Huntington such investment advice, statistical and other factual information as was from time to time reasonably requested by Huntington for the Fund. The initial terms of each of the two Countrywide Sub-Advisory Agreements were two years, with subsequent renewals from year to year thereafter, subject to approval by the Trustees in accordance with the 1940 Act.

         From the Fund's commencement of operations (January 6, 1999) through December 31, 1999, Huntington earned $156,390 in advisory fees, $93,851 of which was voluntarily waived. During the same period, Countrywide earned $62,555 in sub-advisory fees, none of which was waived. Although there is no assurance that any fee waivers will continue in the future, effective April 30, 2000, Huntington reduced the fees charged to the Fund under its Advisory Agreement.

THE INTERIM SUB-ADVISORY AGREEMENT

         As a result of the automatic termination of the Second Sub-Advisory Agreement described above, in accordance with Rule 15a-4 under the 1940 Act, Huntington entered into the Interim Sub-Advisory Agreement with Fort Washington as of May 1, 2000. Except as discussed more fully below, the terms and conditions of the Interim Sub-Advisory Agreement with Fort Washington are substantially identical to those of the Second Sub-Advisory Agreement with Countrywide with respect to duties, fees, and standard of care.

         Under the Interim Sub-Advisory Agreement, Fort Washington selects portfolio securities for investment by the Fund, purchases and sells securities of the Fund, and upon making any purchase or sale decision, places orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, subject to instructions from Huntington, the supervision and control of the Board of Trustees of the Trust, and the investment objectives, policies and restrictions of the Fund.

         Under the Interim Sub-Advisory Agreement, Huntington pays a sub-advisory fee based on an annual rate of 0.20% of the average daily net assets of the Fund. This is the same fee that Countrywide received from Huntington under each of the previous Countrywide Sub-Advisory Agreements. Under the Interim Sub-Advisory Agreement, however, Huntington will not pay the sub-advisory fee directly to Fort Washington, but shall make such payment into an interest-bearing escrow account at the end of each month.

         In the event that the New Sub-Advisory Agreement with Fort Washington is approved by a vote of a majority of the outstanding voting securities of the Fund (as defined in Section 2(a)(42) of the 1940 Act) prior to the expiration of the Interim Sub-Advisory Agreement, the total amount in the escrow account (including interest earned) will be paid to Fort Washington.

         In the event that the New Sub-Advisory Agreement with Fort Washington is not approved by a vote of a majority of the outstanding voting securities of the Fund prior to the expiration of the Interim Sub-Advisory Agreement, Fort Washington will be paid, out of the escrow account, the lesser of: (1) any costs incurred in performing the Interim Sub-Advisory Agreement (plus interest earned on that amount while in escrow); or (2) the total amount in the escrow account (plus interest earned). Any balance remaining in the escrow account following such disbursement shall be paid to Huntington.

         The Interim Sub-Advisory Agreement provides that it will remain in force for 150 days or until the New Sub-Advisory Agreement is approved by a vote of a majority of the outstanding voting securities of the Fund, whichever is earlier. The Interim Sub-Advisory Agreement may be terminated at any time, on 10 calendar days' written notice, without the payment of any penalty, by the Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund, or, upon 10 calendar days' written notice by Huntington. The Interim Sub-Advisory Agreement automatically terminates in the event of its assignment.

THE NEW SUB-ADVISORY AGREEMENT

         You are being asked to approve the New Sub-Advisory Agreement between Huntington and Fort Washington, as a result of the automatic termination of the Second Sub-Advisory Agreement and the requirements of Rule 15a-4 regarding the duration of the Interim Sub-Advisory Agreement. The terms and conditions of the New Sub-Advisory Agreement are substantially identical to those of Countrywide's Second Sub-Advisory Agreement, including with respect to duties, fees, and standard of care. The amendment provision of the New Sub-Advisory Agreement differs from that of the Countrywide Sub-Advisory Agreements in that all amendments to the agreement will no longer be subject to shareholder approval. Under the New Sub-Advisory Agreement, the Trust will only seek shareholder approval where required by the 1940 Act.

         Under the New Sub-Advisory Agreement, Fort Washington will select portfolio securities for investment by the Fund, purchase and sell securities of the Fund, and upon making any purchase or sale decision, place orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, subject to instructions from Huntington, the supervision and control of the Board of Trustees of the Trust, and the investment objectives, policies and restrictions of the Fund.

         Under the New Sub-Advisory Agreement, Fort Washington will receive from Huntington a fee at an annual rate of 0.20% of the average daily net assets of the Fund. This is the same fee that Countrywide received from Huntington under its Sub-Advisory Agreements and that Huntington pays under the Interim Sub-Advisory Agreement.

         If the New Sub-Advisory Agreement is approved by shareholders of the Fund, it will become effective upon approval. The New Sub-Advisory Agreement provides that it will remain in force for an initial term of two years, and from year to year thereafter, subject to annual approval by the Board of Trustees, including a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting such approval. The New Sub-Advisory Agreement may be terminated at any time, on 60 days' written notice, without the payment of any penalty, by the Board of Trustees or by a vote of the majority of the outstanding voting securities of the Fund, or, upon 120 days' written notice by Huntington or Fort Washington. The New Sub-Advisory Agreement automatically terminates in the event of its assignment.

         The form of the New Sub-Advisory Agreement for the Fund, marked to show changes from the Second Countrywide Sub-Advisory Agreement, is attached as Exhibit A. You should read the agreement. The description in this Proxy Statement of the New Sub-Advisory Agreement is only a summary.

         In the event that shareholders of the Fund do not approve the proposed New Sub-Advisory Agreement, the Interim Sub-Advisory Agreement will automatically terminate on September 28, 2000 and the Board of Trustees will promptly take such actions as they consider are in the best interests of the shareholders. These actions could include (i) choosing not to appoint a sub-adviser for the Fund; or (ii) liquidating the Fund.

INFORMATION CONCERNING FORT WASHINGTON

         Fort Washington, located at 420 East Fourth Street, Cincinnati, Ohio 45202, is part of The Western-Southern Enterprise, a dynamic group of financial services companies owned by The Western and Southern Life Insurance Company, located at 400 Broadway, Cincinnati, Ohio 45202. Fort Washington is a wholly-owned subsidiary of The Western and Southern Life Insurance Company. The Western-Southern Enterprise provides life insurance, annuities, mutual funds, business planning insurance, health insurance, asset management and other related financial services for millions of customers nationwide. Founded in 1888, The Western and Southern Life Insurance Company is a strong organization with solid values, a rich heritage and an exciting future and holds the highest ratings for claims paying ability awarded by three independent insurance rating agencies.

         As a full-service registered investment advisory firm, Fort Washington offers professional and comprehensive investment management services for foundations and endowments, corporate pension funds, insurance companies, mutual funds, colleges and universities, religious organizations and high net worth individuals. As of December 31, 1999, Fort Washington had assets under management exceeding $12.9 billion.

         The table below gives the name, address and principal occupation of each current director and principal executive officer of Fort Washington.


                                   POSITION WITH                    PRINCIPAL OCCUPATION
NAME AND ADDRESS                   FORT WASHINGTON
William J. Williams                Chairman and Director            Chairman of the Board of The Western
400 Broadway                                                        and Southern Life Insurance Company
Cincinnati, OH 45202

                                   POSITION WITH                    PRINCIPAL OCCUPATION
NAME AND ADDRESS                   FORT WASHINGTON
William Francis Ledwin             President and Director           President and Director of Touchstone
420 East Fourth Street                                              Advisors; Director of Countrywide
Cincinnati, OH  45202                                               Investments; Vice President and Chief
                                                                    Investment Officer of Columbus Life
                                                                    Insurance Company; Senior Vice
                                                                    President and Chief Investment Officer
                                                                    of The Western and Southern Life
                                                                    Insurance Company

James J. Vance                     Vice President and               Vice President and Treasurer of The
400 Broadway                       Treasurer                        Western and Southern Life Insurance
Cincinnati, OH  45202                                               Company


         In addition to serving as sub-adviser to the Fund, Fort Washington serves as sub-adviser to several other investment companies which are not affiliated with the Trust, including Touchstone Florida Tax-Free Money Fund (formerly known as the Countrywide Florida Tax-Free Money Fund) (the "Touchstone Fund"), a series of Touchstone Tax-Free Trust (formerly known as Countrywide Tax-Free Trust) whose investment objective is similar to that of the Fund. As of May 11, 2000, the Touchstone Fund had net assets of $18.5 million. Fort Washington receives, for its sub-advisory services provided to the Touchstone Fund, an annual fee based on the average daily net assets of the fund of: 0.50% up to $100 million; 0.45% from $100 million to $200 million; 0.40% from $200 million to $300 million; and 0.375% over $300 million. Prior to May 1, 2000, Countrywide served as the investment adviser to the Touchstone Fund under the same fee schedule as Fort Washington. In each of the fiscal year ended June 30, 1999 and the six months ended December 31, 1999, Countrywide waived a portion of its fee equal to 0.23% of the average daily net assets of the Touchstone Fund.

INFORMATION CONCERNING HUNTINGTON

         Huntington is a wholly-owned subsidiary of Huntington Bancshares, Inc. ("HBI"). With approximately $28.7 billion in assets as of December 31, 1999, HBI is a major Midwest regional bank holding company. Through its subsidiaries and affiliates, HBI offers a full range of services to the public, including commercial lending, depository services, cash management, brokerage services, retail banking, international services, mortgage banking, investment advisory services and trust services. Huntington, a recognized investment advisory and fiduciary services entity, provides investment advisory services for corporate, charitable, governmental, institutional, personal trust and other assets. Huntington is responsible for $22.0 billion of assets as of December 31, 1999, and has investment discretion over approximately $8.8 billion of that amount. Huntington has served as investment adviser to The Huntington Funds (formerly known as The Monitor Funds) since 1987, and has over 75 years of experience providing investment advisory services to fiduciary accounts.

         Set forth below are the names and principal occupations of the directors and the principal executive officers of Huntington. The address for each of the persons named below is 41 South High Street, Columbus, Ohio 43215.

                                    POSITION WITH
NAME                                HUNTINGTON                         PRINCIPAL OCCUPATION
Friedrich K.M. Bohm                 Director                           Chairman, NBBJ East Limited
                                                                       Partnership

Douglas G. Borror                   Director                           President and Chief Executive
                                                                       Officer, Dominion Homes, Inc.

Richard A. Cheap                    Executive Vice President,          Executive Vice President, General
                                    General Counsel,                   Counsel, Secretary and Cashier,
                                    Secretary and Cashier              Huntington

Anne Creek                          Treasurer                          Treasurer, Huntington

Peter H. Edwards                    Director                           Chairman, Edwards Companies

Douglas E. Fairbanks                Director                           Retired; formerly Vice President,
                                                                       Ameritech

Ralph K. Frasier                    Director                           Retired

Peter E. Geier                      Director, President and            President and Chief Operating
                                    Chief Operating Officer            Officer, Huntington

Elaine H. Hairston                  Director                           Retired; formerly Chancellor, Ohio
                                                                       Board of Regents

Edgar W. Ingram III                 Director                           President and Chief Executive
                                                                       Officer, White Castle Systems, Inc.

Pete A. Klisares                    Director                           President and Chief Operating
                                                                       Officer, Karrington, Inc.

Robert W. Rahal                     Director                           President and Chief Executive
                                                                       Officer, Team Rahal, Inc.

John B. Schulze                     Director                           Chairman, President and Chief
                                                                       Executive Officer, The Lamson &
                                                                       Sessions Co.

Ronald J. Seiffert                  Director and Vice                  Vice Chairman, Huntington
                                    Chairman

                                    POSITION WITH
NAME                                HUNTINGTON                         PRINCIPAL OCCUPATION
J. Richard Sisson                   Director                           Senior Advisor to the President, The
                                                                       Ohio State University

Rodney Wasserstrom                  Director                           President and Chief Executive
                                                                       Officer, The Wasserstrom Company

William J. Williams                 Director                           Retired; formerly Chairman,
                                                                       Huntington

William S. Williams                 Director                           Retired; formerly Vice Chairman
                                                                       and Chief Executive Officer, The
                                                                       W.W. Williams Co., Inc.

Frank Wobst                         Director, Chairman and             Chairman, President and Chief
                                    Chief Executive Officer            Executive Officer, HBI

Helen K. Wright                     Director                           Retired

         As noted above, Huntington is wholly-owned by HBI. No person owns, of record or beneficially, 10% or more of any outstanding voting securities of HBI.

INFORMATION CONCERNING THE DISTRIBUTOR, ADMINISTRATOR AND SUB-ADMINISTRATOR

         In addition to Huntington's role as investment adviser to the Fund, Huntington serves as administrator to The Huntington Funds. SEI Investments Mutual Fund Services, located at One Freedom Valley Road, Oaks, Pennsylvania 19456, serves as sub-administrator. SEI Investments Distribution Co., an affiliate of SEI Investments Mutual Fund Services which is also located at One Freedom Valley Road, Oaks, Pennsylvania 19456, serves as the distributor of The Huntington Funds.

EVALUATION BY THE BOARD OF TRUSTEES

         On April 26, 2000, the Board of Trustees, including all of the Independent Trustees, by vote cast in person, unanimously approved the New Sub-Advisory Agreement and directed that it be submitted to the shareholders of the Fund for their approval. Prior to such approval, the Independent Trustees consulted with their counsel, who did not represent Countrywide or Fort Washington and/or their affiliates, to advise them with respect to their responsibilities under state and federal law in reaching a determination with respect to the New Sub-Advisory Agreement and related matters. In addition, the Independent Trustees reviewed various materials provided on behalf of Fort Washington by The Western and Southern Life Insurance Company or its affiliates ("Western Southern") at the request of the Independent Trustees and other relevant information.

         Included among these materials were: (i) financial statements of Fort Washington; (ii) information concerning the personnel and operations of Fort Washington; (iii) biographical information concerning the directors and officers of Fort Washington, and the investment management personnel of Fort Washington;
(iv) a form of proposed sub-advisory agreement and a comparison of such agreement to the one currently in effect for the Fund; (v) information pertaining to the composition of the Fund's investment portfolios and any proposed changes in investment practices or techniques following consummation of the transaction; and (vi) information pertaining to proposed sub-advisory fees.

         In determining to recommend approval of the new sub-advisory agreement to shareholders, the Independent Trustees, separately, and the entire Board of Trustees considered the following factors, among others:

         1. Fort Washington's commitment to the development and expansion of its investment advisory business;

         2. the sub-advisory fees and sub-advisory services to be performed under the new sub-advisory agreement are the same as those under the existing sub-advisory agreement, and the other terms of the agreement are identical in all material respects, except for the dates of its execution, effectiveness and termination;

         3. there are no changes contemplated in the objectives and policies of the Fund, and the proposed transaction will not materially affect the level or quality of advisory services currently provided to the Fund;

         4. the performance of the Fund as compared to similar mutual funds and other comparable indices; and

         5. the fact that Fort Washington or Countrywide, and not the Fund, will bear the expenses of the transaction and any costs of preparing and mailing proxy materials to shareholders.

         As a result of their considerations, the Board of Trustees, including all of the Independent Trustees, determined that the new sub-advisory agreement would be in the best interests of the Fund and its shareholders. Accordingly, the Board of Trustees unanimously approved the new sub-advisory agreement and voted to recommend it to shareholders for approval.

               THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS
                     APPROVE THE NEW SUB-ADVISORY AGREEMENT.

                                    THE PROXY

         The Board of Trustees solicits proxies so that each shareholder has the opportunity to vote on each proposal to be considered at the meeting. A proxy for voting your shares at the meeting is enclosed. Your proxy, if properly executed, duly returned and not revoked, will be voted according to the instructions on the proxy. A proxy which is properly executed that has no voting instructions with respect to a proposal will be voted for that proposal. In addition, proxies will be voted in the discretion of the proxy holders, in accordance with the recommendations of the Board of Trustees, if any, on any matter to come before the meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (1) filing a written notification of revocation with the Secretary of the Trust, (2) submitting a proxy bearing a later date, or (3) attending and voting at the meeting.

                              COST OF SOLICITATION

         The Trust, with assistance from Fort Washington and Countrywide, will be responsible for soliciting proxies for the special meeting. Together, the Trust, Fort Washington and Countrywide will be responsible for printing proxies, mailing proxy material to shareholders, soliciting brokers, custodians, nominees and fiduciaries, tabulating the returned proxies and performing other proxy solicitation services. The anticipated cost of such services is approximately $20,000, and will be paid by Fort Washington or Countrywide. Fort Washington or Countrywide will also pay the printing, postage and any other costs of the solicitation.

          In addition to solicitation through the mail, proxies may be solicited by officers, employees and agents of the Trust without cost to the Trust. Such solicitation may be by telephone, facsimile or otherwise. Fort Washington or Countrywide will reimburse brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation material to the beneficial owners of shares held of record by such persons

                   OUTSTANDING SHARES AND VOTING REQUIREMENTS

RECORD DATE

          The Board of Trustees has fixed the close of business on May 9, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting of shareholders or any adjournment thereof. As of the record date there were 39,161,014.37 shares of beneficial interest, no par value, of the Fund outstanding, comprised of 16,394,761.45 Investment A Shares and 22,766,252.92 Trust Shares. All full shares of the Fund are entitled to one vote, with proportionate voting for fractional shares.

VOTING; QUORUM

          The vote of a majority of the outstanding shares of the Fund is required for approval of the new sub-advisory agreement (Proposal 1 above). The vote of a majority of the outstanding shares for purposes of Proposal 1 means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares. In order to constitute a quorum for the purpose of voting on Proposal 1, there must be present in person or by proxy, more than 50% of the outstanding shares of the Fund.

          If the meeting is called to order but a quorum is not represented at the meeting, the persons named as proxies may vote the proxies which have been received to adjourn the meeting to a later date. If a quorum is present at the meeting but sufficient votes to approve Proposal 1 are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. The proxy holders will vote those proxies received which voted in favor of the proposal in favor of such an adjournment and will vote those proxies received which voted against the proposal against any such adjournment. A shareholder vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Abstentions and "broker non-votes" are counted for purposes of determining whether a quorum is present but do not represent votes cast with respect to a proposal. "Broker non-votes'" are shares held by a broker or nominee for which an executed proxy is received by the Trust, but are not voted as to one or more proposals because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power. Accordingly, "broker non-votes" and abstentions effectively will be a vote against Proposal 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          On May 9, 2000, the following persons owned beneficially 5% or more of the outstanding shares of the Fund:


                                         NUMBER OF              PERCENTAGE
NAME AND ADDRESS                          SHARES                 OF FUND


[insert 5% beneficial owners]

          No other person owned of record and, according to information available to the Trust, no other person owned beneficially, 5% or more of the outstanding shares of the Trust (or any Fund) on the record date. In addition, as of the record date, the Trustees and officers of the Fund as a group owned less than 1% of the shares of the Trust or the Fund.

                              SHAREHOLDER PROPOSALS

          Under the proxy rules of the Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust's proxy statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust's proxy material must be received by the Trust a reasonable time before the solicitation is made. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the Investment Company Act which must be met by convening such a shareholder meeting.

                                 OTHER BUSINESS

          The proxy holders have no present intention of bringing any matter before the meeting other than those specifically referred to above or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares as to any other proxy holders intend to vote thereon in accordance with their best judgment.

          A COPY OF THE FUND'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, IS AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO THE HUNTINGTON FUNDS, 41 SOUTH HIGH STREET, COLUMBUS, OHIO 42387, OR BY CALLING 1-800-253-0412.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Trustees,


James R. Foggo, Secretary

May 30, 2000

                                                                       EXHIBIT A

Additions are shown in bold, double underline (all caps)
Deletions are shown in strikeout (brackets [ ])


                              THE HUNTINGTON FUNDS
                             SUB-ADVISORY AGREEMENT

                     HUNTINGTON FLORIDA TAX-FREE MONEY FUND


          THIS AGREEMENT is made between The Huntington National Bank, a national banking association (hereinafter referred to as "Adviser") and [Countrywide Investments] FORT WASHINGTON INVESTMENT ADVISORS, INC. a registered investment adviser located in Cincinnati, Ohio (hereinafter referred to as the "Sub-Adviser").

                              W I T N E S S E T H:

          That the parties hereto, intending to be legally bound hereby agree as follows:

          1. Sub-Adviser hereby agrees to furnish to Adviser in its capacity as investment adviser to the Huntington Florida Tax-Free Money Fund (the "Fund"), a portfolio of The Huntington Funds ("Trust"), such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund which may be offered in one or more classes of shares.

          2. For its services under this Agreement, Sub-Adviser shall receive from Adviser a monthly fee, as set forth in Exhibit A hereto.

          3. This Agreement shall be effective as of the date [of the closing of the proposed acquisition of Countrywide Financial Services, Inc., the parent corporation of the Sub-Adviser, by Fort Washington Investment Advisors, Inc.] IT IS APPROVED BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING VOTING SECURITIES (AS DEFINED IN SECTION 2(A)(42) OF THE INVESTMENT COMPANY ACT OF 1940) OF THE FUND. This Agreement shall remain in effect for the Fund for two years from the date of its effectiveness and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if:
(a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.

          4. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty: (a) by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a) (42) of the Act) of the Fund on sixty (60) days written notice to the Adviser; or (b) by Sub-Adviser or Adviser upon 120 days written notice to the other party to the Agreement.

          5. This Agreement shall automatically terminate: (a) in the event of its assignment (as defined in the Investment Company Act of 1940); or (b) in the event of termination of the Investment Advisory Agreement between the Trust and the Adviser as to the Fund (the "Investment Advisory Agreement") for any reason whatsoever.

          6. So long as both Adviser and Sub-Adviser shall be legally qualified to act as an investment adviser to the Fund, neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Investment Company Act of 1940) to the Fund except as provided herein and in the Investment Advisory Agreement or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

          Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 3 of this Agreement or pursuant to the Investment Advisory Agreement, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 6.

          7. This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Investment Company Act of 1940, of any such party at a meeting called for that purpose, and, WHERE REQUIRED BY THE INVESTMENT COMPANY ACT OF 1940, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940) of the Fund.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers, as of this ____ day of [October, 1999] JUNE, 2000.


ATTEST:                              The Huntington National Bank


_______________________________      By: _____________________________________


                                     [Countrywide Investments, Inc.]
                                     FORT WASHINGTON INVESTMENT ADVISORS, INC.


_______________________________      By: _____________________________________

                                    EXHIBIT A

                              THE HUNTINGTON FUNDS
                     HUNTINGTON FLORIDA TAX-FREE MONEY FUND

                             SUB-ADVISORY AGREEMENT


          For all services rendered by Sub-Adviser hereunder, Adviser shall pay Sub-Adviser at the end of each month a Sub-Advisory Fee equal to the annual rate of 0.20% of the average daily net assets ("Net Assets") of the Fund during such month.

          This Exhibit duly incorporates by reference the Sub-Advisory
Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers, as of this ____ day of [October, 1999] JUNE, 2000.




ATTEST:                               The Huntington National Bank


________________________________      By: __________________________________



                                      [Countrywide Investments, Inc.]
                                      FORT WASHINGTON INVESTMENT ADVISORS, INC.


________________________________      By: __________________________________

PROXY                                                                      PROXY

                     Huntington Florida Tax-Free Money Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
To be held June ___, 2000

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE HUNTINGTON
FUNDS

          The undersigned hereby appoints Mark Nagle and James R. Foggo, or either one of them, proxies with full power of substitution to vote as designated below all shares of beneficial interest of the Huntington Florida Tax-Free Money Fund that the undersigned is entitled to vote at a Special Meeting of Shareholders of Huntington Florida Tax-Free Money Fund to be held on Wednesday, June ___, 2000, or at any adjournment or adjournments thereof, as follows:

1. On the proposal to approve a new sub-advisory agreement between The Huntington National Bank and Fort Washington Investment Advisors, Inc., as more fully set forth in the Fund's Notice of Special Meeting of Shareholders and Proxy Statement dated May 30, 2000, receipt of which is hereby acknowledged:

                            [ ]   FOR
                            [ ]   AGAINST
                            [ ]   ABSTAIN

2. Discretionary authority, to the extent permitted by law, is hereby conferred as to any other matters as may properly come before the meeting.

          WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 ABOVE. The undersigned ratifies all that the proxies or any of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

[Insert Shareholder Information]

________________________________                        ________________________
Signature of Shareholder                                Signature of Shareholder

Dated: _________________________, 2000

Please sign this proxy exactly as your name(s) appears on this proxy card. If shares are registered in the names of two or more persons, each must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign the partnership name.

IMPORTANT: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.